Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Energy Reports First Quarter 2017 Results and

Provides Three-Year E&P Economic Growth Outlook

CANONSBURG, Pa., May 3, 2017 /PRNewswire/ – Rice Energy Inc. (NYSE: RICE) (“Rice Energy”) today reported first quarter 2017 financial and operating results. Highlights include:

•	Net production averaged 1,273 MMcfe/d, an 11% increase from fourth quarter 2016

•	Rice Midstream Holdings LLC (“RMH”) gathering throughput averaged 969 MDth/d, a 7% increase from fourth quarter 2016

•	Net loss attributable to common stockholders of $35 million, or $0.17 per diluted share

•	Adjusted EBITDAX(1) of $244 million, a 21% increase relative to fourth quarter 2016

•	Pre-hedge realized natural gas price of $3.11 per Mcf, including average basis differential of ($0.29) per MMBtu

•	Exited the quarter with low leverage(1) of 1.3x

•	RMH evaluating sale of over one-third of Rice Olympus Midstream LLC (“ROM”) to Rice Midstream Partners LP (NYSE: RMP) (“RMP”) in second half 2017

•	Announcing three-year outlook targeting 27% – 33% compound annual Appalachia net production growth(2) through 2019, while targeting cash flow neutrality(3) and E&P leverage below 1.5x in 2019

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “We are off to a great start in 2017 on our continued path to create long-term value for our shareholders. With the Vantage Energy acquisition complete, we delivered solid first quarter 2017 operational results into an improving gas price environment. Looking ahead, we are focused on generating best-in-class E&P results to achieve our three-year E&P targeted growth outlook. In addition, because ROM’s throughput growth and asset profile make it an ideal drop candidate, we are evaluating the sale of over one-third of ROM to RMP in the second half 2017.”

1.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDAX, Further Adjusted EBITDAX and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Further Adjusted EBITDAX.
2.	Based on mid-point of 2017 annual Appalachia production guidance.
3.	Defined as fully funding D&C capital expenditures from internal E&P cash flows.

Three-Year E&P Economic Growth Outlook

Given the highly predictable nature of our 100% core asset base, we have laid out a three-year growth outlook that we believe delivers compelling economic cash flow growth on a risk-adjusted basis. We are targeting 27% – 33% compound annual Appalachia net production growth(1) from 2017 – 2019 predicated on targeted annual Appalachia net production of 1,575 – 1,675 MMcfe/d in 2018 and 2,000 – 2,200 MMcfe/d in 2019. Our three-year production targets are based on intended drilling and completion (“D&C”) investments of $1.2 – $1.3 billion in 2018 and $1.3 – $1.4 billion in 2019. Highlights of our three-year E&P outlook include the following:

•	Target 27% – 33% compound annual Appalachia net production growth(1)

•	Invest in core locations that generate approximately 85% single well pre-tax IRR(2)

•	Target cash flow neutrality(3) in 2019, while maintaining leverage of less than 1.5x

•	Drill average laterals of over 9,000 feet in Appalachia

Daniel Rice IV commented, “I believe our target of over 2 Bcfe/d of 2019 net production offers a highly attractive risk-adjusted growth profile and executing this outlook will unlock significant value for our shareholders. We are targeting differentiated production growth and cash flow neutrality in 2019, a rare feat amongst E&P companies. This outlook is supported by core acreage, high returns, technical expertise, low leverage and significant hedges.”

RMP reaffirmed its annual distribution growth target of 20% through 2023. In addition, RMP provided three-year distributable cash flow coverage and leverage targets supported by Rice Energy’s long-term growth outlook.

1.	Based on mid-point of 2017 annual Appalachia production guidance.
2.	Assumes $3.00 NYMEX. Marcellus and Utica economics assume E&P is burdened by 50% of the gathering and compression fees and 50% of water completion fees.
3.	Defined as fully funding D&C capital expenditures from internal E&P cash flows.

First Quarter 2017 Results

Consolidated Results	Three Months Ended March 31, 2017
Operating revenues (in thousands)	$393,806

Operating expenses	(in thousands)	(in Mcfe)
Lease operating(1)	$22,459	$0.20
Gathering, compression and transportation	$39,426	$0.34
Production taxes and impact fees	$6,153	$0.05
General and administrative(1)	$28,737	$0.25
Depreciation, depletion and amortization	$136,878	$1.20

	(in thousands)	(per diluted share)
Net loss attributable to common stockholders	$(34,630)	$(0.17)
Adjusted EBITDAX(2)	$244,221
Adjusted net income	$29,651	$0.12

Financial position (in millions)
Total liquidity(3)		$1,884
Cash and cash equivalents		$431
Long-term debt		$1,543
Leverage(2)		1.3

Our lease operating expense was $0.20 per Mcfe for the quarter, an 11% increase from fourth quarter 2016 due to higher associated Barnett asset expenses and increased labor and rental expenses. Excluding the Barnett assets, our Appalachia lease operating expense was $0.18 per Mcfe. We expect our lease operating expense to trend lower throughout the year and full-year 2017 to be within our previously announced range of $0.16 – $0.18 per Mcfe.

As of March 31, 2017, our liquidity position, excluding RMP, was $1,884 million comprised of $1,626 million of upstream liquidity ($387 million of cash on hand and $1,239 million revolver availability) and $258 million of RMH liquidity ($31 million of cash on hand and $227 million revolver availability). Our balance sheet remains strong with low leverage(2) of 1.3x.

1.	Excludes non-cash equity compensation expense of $0.2 million and $5.1 million attributable to lease operating and general and administrative expenses, respectively, for the three months ended March 31, 2017.
2.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDAX, Further Adjusted EBITDAX and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Further Adjusted EBITDAX.
3.	Excludes Rice Midstream Partners LP.

E&P Segment Results	Three Months Ended March 31, 2017
Production
Net production (Bcfe)	115
Net production (MMcfe/d)	1,273

Operating revenues (in thousands)
Natural gas, oil and NGL sales	$356,834
Other revenue	$6,629
Realized loss on derivative instruments	$(12,363)

Total operating revenues and realized loss on derivative instruments	$351,100

Realized Pricing
NYMEX Henry Hub price ($/MMBtu)	$3.32
Average basis impact ($/MMBtu)	$(0.29)
FT fuel and variables ($/MMBtu)	$(0.07)
Btu uplift (MMBtu/Mcf)	$0.15

Pre-hedge realized price ($/Mcf)	$3.11
Post-hedge realized price ($/Mcf)	$3.00

Operating expenses	(in thousands)	(in Mcfe)
Lease operating(1)	$22,459	$0.20
Gathering and compression	$46,713	$0.41
Transportation	$35,182	$0.31
Production taxes and impact fees	$6,153	$0.05
Exploration	$4,012	$0.04
General and administrative(1)	$19,219	$0.17
Depreciation, depletion and amortization	$131,839	$1.15

Operating loss (in thousands)	$7,707

E&P capital expenditures (in millions)
Operated Marcellus	$107
Operated Ohio Utica	$64
Non-operated Utica	$9

Total Drilling & Completion	$180
Land	$62

Total	$242

Financial position (in millions)
E&P liquidity	$1,626
Cash and cash equivalents	$387
Long-term debt	$1,280

E&P Segment Highlights	Three Months Ended March 31, 2017
	Marcellus	Utica	Barnett	Total
Production mix (MMcfe/d)	777	409	87	1,273
Operational activity (net wells)
Drilled	12	9	—	21
Completed	15	4	—	19
Turned to sales	15	10	—	25

Excluding hedges, our first quarter average realized natural gas price was $3.11 per Mcf, representing an average basis differential of ($0.29) per MMBtu, which is a 52% improvement relative to fourth quarter 2016. Approximately 32% of our first quarter production received local Appalachian pricing, where basis differentials tightened to ($0.49) per MMBtu. We expect Appalachian differentials to further contract as additional firm transportation capacity is placed in-service over the next several years. Furthermore, our targeted local basis exposure increases to approximately 60% by 2019, positioning us to benefit from anticipated, enhanced pre-hedge realizations.

We are on track to achieve our 2017 goal of leasing approximately 15,000 net acres during the year, as we added 2,000 net acres in the Marcellus and 2,000 net acres in the Utica during the first quarter. As of March 31, 2017, our core Appalachian acreage position totaled approximately 252,000 net acres, consisting of approximately 187,000 net Marcellus acres in Pennsylvania and approximately 65,000 net Utica acres in Ohio. In addition, we control approximately 107,000 net Utica acres in Pennsylvania.

During the quarter, we turned to sales 15 net Marcellus wells with an average lateral length of 6,000 feet and 10 net operated Utica wells with an average lateral length of 8,400 feet. Full-year 2017 online lateral lengths are in-line with our previously announced guidance of 8,000 feet in the Marcellus and 9,000 feet in the Utica. Our first quarter development costs per lateral foot were below budget and averaged $825 in the Marcellus and $1,130 in the Utica for wells drilled and completed.

In April, we set a new Utica record, drilling 6,170 feet in twenty-four-hours, a 15% improvement relative to the prior Utica drilling record. This notable achievement is a testament to our drilling and completion teams’ peer-leading execution.

1.	Excludes non-cash equity compensation expense of $0.2 million and $5.1 million attributable to lease operating and general and administrative expenses, respectively, for the three months ended March 31, 2017.

Commodity Hedge Position

As depicted in the table below, we have 1,282 BBtu/d hedged in 2017 at a NYMEX weighted average floor price of $3.15 per MMBtu, representing approximately 92% of expected production (based on the midpoint of guidance). Please see the “Derivatives Information” table at the end of this press release for more detailed information about our derivatives positions.

Fixed Price Derivatives	2017	2018	2019	2020	2021
NYMEX Volume Hedged (BBtu/d)	1,009	980	530	560	293
NYMEX Wtd Avg. Fixed Floor Price ($/MMBtu)	$3.15	$3.04	$2.96	$2.92	$2.84
Total Volume Hedged (BBtu/d)	1,282	1,259	631	560	293
Total Wtd Avg. Fixed Floor Price ($/MMBtu)	$2.98	$2.87	$2.87	$2.92	$2.84

RMH Segment Results (in thousands, except volumes)	Three Months Ended March 31, 2017
Operating volumes (MDth/d)
Gathering volumes
Affiliate	461
Third-party	508

Total	969

Compression volumes
Affiliate	300
Third-party	262

Total	562

Operating revenues
Gathering	$23,539
Compression	3,305

Total	$26,844

Total operating expenses	$7,011
Operating income	$19,833

Capital expenditures (in millions)	$69

Financial position (in millions)
RMH liquidity	$258
Cash and cash equivalents	$31
Revolving credit facility	$73

LP + IDR cash distributions received from RMP(1) (in millions)	$8

First quarter gathering throughput averaged 969 MDth/d, which consisted of 950 MDth/d related to the operations of ROM and 271 MDth/d related to the operations of Strike Force Midstream, offset by an elimination of 252 MDth/d that is related to operations of both ROM and Strike Force Midstream.

As of March 31, 2017, RMH controlled one of the largest and most concentrated core dry gas acreage dedications in the Utica Shale, covering approximately 166,000 acres in Belmont and Monroe Counties with approximately 70% of its dedication from high-quality, third party customers.

1.	Net of 91.75% ownership interest.

RMP Segment Results (in thousands, except volumes)	Three Months Ended March 31, 2017
Operating volumes (MDth/d)
Gathering volumes
Affiliate	1,003
Third-party	232

Total	1,235

Compression volumes
Affiliate	594
Third-party	232

Total	826

Water services assets (MMGal)
Pennsylvania	224
Ohio	141

Total	365

Operating revenues
Gathering	$36,220
Compression	$5,782
Water	$20,748

Total	$62,750

Total operating expenses	$22,154
Operating income	$40,596

Capital expenditures (in millions)	$32

Financial position (in millions)
RMP liquidity	$673
Cash and cash equivalents	$13
Revolving credit facility	$190

RMP 1Q17 Quarterly Distribution	$0.2608
% Growth YoY	24%
% Growth QoQ	4%

First quarter gathering throughput averaged 1,235 MDth/d, consisting of 1,003 MDth/d affiliate volumes and 232 MDth/d third party volumes. There were no third party wells turned to sales during the first quarter.

As of March 31, 2017, RMP’s concentrated gathering and compression acreage dedication in the Marcellus Shale core covered approximately 218,000 acres in Washington and Greene Counties with approximately 29,000 acres dedicated from high quality, third party customers.

On April 21, 2017, RMP declared a quarterly distribution of $0.2608 per unit for the first quarter 2017, an increase of $0.0103 per unit, or 4%, relative to fourth quarter 2016. The distribution will be payable on May 18, 2017 to unitholders of record as of May 9, 2017. In addition, a cash distribution of $1.2 million will be made to GP Holdings on May 18, 2017 related to its incentive distribution rights in the Partnership based upon the level of distribution paid per common and subordinated unit.

RMP’s first quarter results were released today and are available at www.ricemidstream.com.

Conference Call

Rice Energy will host a conference call on May 4, 2017 at 10:00 a.m. Eastern time (9:00 a.m. Central time) to discuss first quarter 2017 financial and operating results. To listen to a live audio webcast of the conference call, please visit Rice Energy’s website at www.riceenergy.com. A replay of the conference call will be available for two weeks and can also be accessed from our homepage.

About Rice Energy

Rice Energy Inc. is an independent natural gas and oil company focused on the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. For more information, please visit our website at www.riceenergy.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included or incorporated herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), projected operational results, production growth, basis exposure, hedging, the timing and number of well completions, forecasted gathering volumes, revenues, Adjusted EBITDAX, further Adjusted EBITDAX; distribution growth, distributable cash flow, the timing of completion and nature of midstream projects, the terms, timing and completion of the sale of any portion of ROM to RMP, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; and risks related to joint venture operations. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437

Julie.Danvers@RiceEnergy.com

Rice Energy Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2017	2016
Operating revenues:
Natural gas, oil and natural gas liquids sales	$356,834	$112,442
Gathering, compression and water distribution	30,343	24,552
Other revenue	6,629	2,948

Total operating revenues	393,806	139,942

Operating expenses:
Lease operating	22,459	10,976
Gathering, compression and transportation	39,426	28,132
Production taxes and impact fees	6,153	1,651
Exploration	4,012	990
Midstream operation and maintenance	6,636	9,548
Incentive unit expense	2,883	24,142
Acquisition expense	207	472
Stock compensation expense	5,291	4,809
Impairment of gas properties	92,355	—
Impairment of fixed assets	—	2,595
General and administrative	28,737	20,233
Depreciation, depletion and amortization	136,878	79,185
Amortization of intangible assets	402	408
Other expense	6,158	4,191

Total operating expenses	351,597	187,332

Operating income (loss)	42,209	(47,390)
Interest expense	(27,023)	(24,521)
Other income	180	214
(Loss) gain on derivative instruments	(14,779)	70,179
Amortization of deferred financing costs	(2,652)	(1,552)

Loss before income taxes	(2,065)	(3,070)
Income tax benefit	576	6,375

Net (loss) income	(1,489)	3,305
Less: Net income attributable to noncontrolling interests	(24,809)	(20,893)

Net loss attributable to Rice Energy Inc.	(26,298)	(17,588)
Less: Preferred dividends and accretion of redeemable noncontrolling interests	(8,332)	(3,458)

Net loss attributable to Rice Energy Inc. common stockholders	$(34,630)	$(21,046)

Weighted average number of shares of common stock – basic	203,435,154	136,419,903
Weighted average number of shares of common stock – diluted	203,435,154	136,419,903
Loss per share – basic	$(0.17)	$(0.15)
Loss per share – diluted	$(0.17)	$(0.15)

Rice Energy Inc.

Segment Results of Operations

(Unaudited)

Exploration and Production Segment

	Three Months Ended March 31,
(in thousands, except volumes)	2017	2016
Operating volumes:
Natural gas production (MMcf)	113,192	61,043
Oil and NGL production (MBbls)	223	56

Total production (MMcfe)	114,530	61,379

Operating results:
Operating revenues:
Natural gas, oil and NGL sales	$356,834	$112,442
Other revenue	6,629	2,948

Total operating revenues	363,463	115,390

Operating expenses:
Lease operating	22,459	10,976
Gathering, compression and transportation	81,895	48,203
Production taxes and impact fees	6,153	1,651
Exploration	4,012	990
Incentive unit expense	2,800	22,871
Acquisition costs	207	—
Impairment of gas properties	92,355	—
Impairment of fixed assets	—	2,595
Stock compensation expense	4,186	2,635
General and administrative	19,219	13,901
Depreciation, depletion and amortization	131,839	74,956
Other expense	6,045	4,403

Total operating expenses	371,170	183,181

Operating loss	$(7,707)	$(67,791)

Average costs per Mcfe:
Lease operating	$0.20	$0.18
Gathering and compression	0.41	0.40
Transportation	0.31	0.39
Production taxes and impact fees	0.05	0.03
Exploration	0.04	0.02
Incentive unit expense	0.02	0.37
Stock compensation	0.04	0.04
General and administrative	0.17	0.23
Depreciation, depletion and amortization	1.15	1.22

Rice Midstream Holdings Segment

	Three Months Ended March 31,
(in thousands, except volumes)	2017	2016
Operating volumes:
Gathering volumes (MDth/d)	969	454
Compression volumes (MDth/d)	562	362

Operating results:
Operating revenues:
Gathering revenues	$23,539	$8,537
Compression revenues	3,305	2,114

Total operating revenues	26,844	10,651

Operating expenses:
Midstream operation and maintenance	747	1,002
Incentive unit expense	83	1,271
Acquisition expense	—	400
Stock compensation expense	973	1,188
General and administrative	3,811	2,575
Depreciation, depletion and amortization	1,397	1,090

Total operating expenses	7,011	7,526

Operating income	$19,833	$3,125

Rice Midstream Partners Segment

	Three Months Ended March 31,
(in thousands, except volumes)	2017	2016
Operating volumes:
Gathering volumes (MDth/d)	1,235	835
Compression volumes (MDth/d)	826	152
Water services volumes (MMGal)	365	463

Operating results:
Operating revenues:
Gathering revenues	$36,220	$25,686
Compression revenues	5,782	1,114
Water services revenues	20,748	27,743

Total operating revenues	62,750	54,543

Operating expenses:
Midstream operation and maintenance	8,179	8,546
Acquisition expense	—	73
Stock compensation expense	132	985
General and administrative	5,707	3,756
Depreciation, depletion and amortization	7,621	5,370
Amortization of intangible assets	402	408
Other expense	113	(212)

Total operating expenses	22,154	18,926

Operating income	$40,596	$35,617

Rice Energy Inc.

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDAX and Further Adjusted EBITDAX are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net (loss) before non-controlling interest; interest expense; income taxes; depreciation, depletion and amortization; amortization of deferred financing costs; amortization of intangible assets; derivative fair value (gain) loss, excluding net cash receipts on settled derivative instruments; non-cash stock compensation expense; non-cash incentive unit expense; exploration expenses; and other non-recurring items. We define Further Adjusted EBITDAX as Adjusted EBITDAX after non-controlling interest and water revenue adjustment. Neither Adjusted EBITDAX nor Further Adjusted EBITDAX is a measure of net income as determined by United States generally accepted accounting principles, or GAAP.

Management believes Adjusted EBITDAX is a useful measure to the users of our financial statements because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management believes Further Adjusted EBITDAX is useful because it allows them to assess the level of consolidated leverage of the company and compare this level to peers. The adjustments made to Adjusted EBITDAX to calculate Further Adjusted EBITDAX address the intercompany eliminations of items impacting Adjusted EBITDAX as a result of the consolidation of RMP, the outstanding indebtedness of which is consolidated with that of the company without regard to non-controlling interest. These adjustments include the addition of non-controlling interest as well as the addition of a water revenue adjustment attributable to charges for fresh water delivery services and produced water hauling services provided by RMP to RICE, a charge that generates revenue for RMP but does not have a corresponding expense at the RICE level, as such costs are capitalized.

Adjusted EBITDAX and Further Adjusted EBITDAX should not be considered as alternatives to, or more meaningful than, net income as determined in accordance with GAAP or as indicators of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX and Further Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX or Further Adjusted EBITDAX. Our computations of Adjusted EBITDAX and Further Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. We believe that these measures are widely followed measures of operating performance used by investors.

The following table presents a reconciliation of the non-GAAP financial measure of Adjusted EBITDAX to the GAAP financial measure of net income (loss).

(in thousands)	Three Months Ended March 31, 2017	Twelve Months Ended March 31, 2017
Adjusted EBITDAX reconciliation to net loss:
Net loss	$(1,489)	$(253,614)
Interest expense	27,023	102,129
Depreciation, depletion and amortization	136,878	426,148
Amortization of deferred financing costs	2,652	8,645
Amortization of intangible assets	402	1,628
Acquisition expense	207	5,844
Impairment of gas properties	92,355	113,208
Impairment of fixed assets	—	20,462
Gain on derivative instruments (1)	14,780	305,194
Net cash receipts on settled derivative instruments (1)	(12,363)	124,646
Non-cash stock compensation expense	5,291	22,397
Non-cash incentive unit expense	2,883	30,502
Income tax expense (benefit)	(576)	(136,413)
Exploration expense	4,012	18,181
Other expense	—	5,679
Non-controlling interest attributable to midstream entities	(27,834)	(82,356)

Adjusted EBITDAX(2)	$244,221	$712,280

1.	The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDAX on a cash basis during the period the derivatives settled.
2.	Excluded from the above Adjusted EBITDAX reconciliation is the impact of non-controlling interest and the elimination of intercompany water revenues between Rice Energy subsidiaries and Rice Midstream Partners of $27.8 million and $14.5 million, respectively, for the three months ended March 31, 2017 and $82.4 million and $49.8 million, respectively, for the twelve months ended March 31, 2017. When including these impacts, our Further Adjusted EBITDAX is $286.7 million and $844.4 million for the three and twelve months ended March 31, 2017, respectively. Our consolidated net debt to last twelve months Further Adjusted EBITDAX ratio is 1.3x. Also included in the above reconciliation is the non-controlling interest attributable to Rice Energy Operating LLC, as we view our business on a fully diluted basis.

Rice Energy Inc.

Supplemental Non-GAAP Financial Measure

(Unaudited)

Adjusted net income (loss) is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define adjusted net income (loss) as net income (loss) before impairment of gas properties, impairment of fixed assets, derivative fair value (gain) loss, net cash receipts on settled derivative instruments, incentive unit expense, acquisition expense and other non-recurring items. Adjusted net income (loss) is not a measure of net income as determined by United States generally accepted accounting principles, or GAAP.

We believe that many investors use adjusted net income (loss) in making investment decisions and in evaluating our operational trends and our performance relative to other oil and gas producing companies.

The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income (loss) to the GAAP financial measure of net income (loss).

(in thousands)	Three Months Ended March 31, 2017
Reconciliation to net (loss) income attributable to Rice Energy Inc:
Net loss	$(1,489)
Non-controlling interest attributable to midstream entities	(27,834)
Impairment of gas properties	92,355
Gain on derivative instruments (1)	14,780
Net cash payments on settled derivative instruments (1)	(12,363)
Incentive unit expense	2,883
Income tax effect of reconciling items	(38,681)

Adjusted net income attributable to Rice Energy Inc.(2)	$29,651

1.	The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within adjusted net income on a cash basis during the period the derivatives settled.
2.	Excluded from the above Adjusted net income reconciliation is the impact of non-controlling of $27.8 million for the three months ended March 31, 2017.

Rice Energy Inc.

Supplemental Balance Sheet Data

(Unaudited)

The table below provides supplemental balance sheet data as of March 31, 2017.

(in thousands)	March 31, 2017
Cash and cash equivalents	$430,956
Long-term debt
Senior Secured Revolving Credit Facility	—
6.25% Senior Notes Due April 2022(1)	$888,540
7.25% Senior Notes Due May 2023(2)	391,840
Midstream Holdings Revolving Credit Facility	73,000
RMP Revolving Credit Facility	190,000

Total long-term debt	$1,543,380

Net debt	$1,112,424

1.	Net of unamortized deferred finance costs and original discount issuances of $11,460 (in thousands).
2.	Net of unamortized deferred finance costs and original discount issuances of $8,160 (in thousands).

Rice Energy Inc.

Derivatives Information

(Unaudited)

The table below provides data associated with our derivatives as of April 24, 2017 for the periods indicated:

All-In Fixed Price Derivatives	2017	2018	2019	2020	2021
NYMEX Natural Gas Swaps:
Volume Hedged (BBtu/d)	646	665	340	560	293
Wtd Average Swap Price ($/MMBtu)	$3.24	$3.00	$2.94	$2.92	$2.84

NYMEX Natural Gas Collars:
Volume Hedged (BBtu/d)	290	285	170	—	—
Wtd Average Floor Price ($/MMBtu)	$3.08	$3.15	$3.00	$—	$—
Wtd Average Call Price ($/MMBtu)	$3.73	$3.63	$3.52	$—	$—

NYMEX Natural Gas Calls:
Volume Hedged (BBtu/d)	80	120	110	135	20
Wtd Average Price ($/MMBtu)	$3.53	$3.32	$3.55	$3.47	$3.70

NYMEX Natural Deferred Puts:
Volume Hedged (BBtu/d)	73	30	20	—	—
Wtd Avg. Net Floor Price ($/MMBtu)	$2.58	$2.77	$2.80	$—	$—

NYMEX Volume Excl Calls (BBtu/d)	1,009	980	530	560	293
NYMEX Volume Incl Calls (BBtu/d)	1,089	1,100	640	695	313
Swap, Collar & Put Floor ($/MMBtu)	$3.15	$3.04	$2.96	$2.92	$2.84

Waha Natural Gas Swaps
Volume Hedged (BBtu/d)	47	22	9	—	—
Wtd Average Swap Price ($/MMBtu)	$3.07	$3.01	$3.29	$—	$—

Dominion Natural Gas Swaps
Volume Hedged (BBtu/d)	226	257	92	—	—
Wtd Average Swap Price ($/MMBtu)	$2.21	$2.23	$2.34	$—	$—

Total Fixed Price Derivatives
Volume Hedged Excl. Calls (BBtu/d)	1,282	1,259	631	560	293
Volume Hedged Incl. Calls (BBtu/d)	1,362	1,379	741	695	313
Wtd Average Swap Price ($/MMBtu)	$2.98	$2.87	$2.87	$2.92	$2.84

Basis Contract Derivatives
Appalachian Basis
Volume Hedged (BBtu/d)	473	356	450	515	340
Wtd Average Swap Price ($/MMBtu)	$(1.09)	$(0.65)	$(0.58)	$(0.56)	$(0.54)

Other Basis (MichCon/Gulf Coast)
Volume Hedged (BBtu/d)	501	302	167	73	20
Wtd Average Swap Price ($/MMBtu)	$(0.13)	$(0.13)	$(0.15)	$(0.14)	$(0.12)

Total Basis Swaps
Volume Hedged (BBtu/d)	974	659	617	588	360
Wtd Average Swap Price ($/MMBtu)	$(0.59)	$(0.41)	$(0.47)	$(0.51)	$(0.51)

WTI Swaps
Volume Hedged (Bbls/d)	50	—	—	—	—
Wtd Average Swap Price ($/bbl)	$45	$—	$—	$—	$—

NGL Swaps
Volume Hedged (Bbls/d)	498	—	—	—	—
Wtd Average Swap Price ($/bbl)	$15	$—	$—	$—	$—